Exhibit 8.1

                    [Letterhead of Schulte Roth & Zabel LLP]

                                                                  March 21, 2003

The CIT Group Securitization Corporation III
1 CIT Drive
Livingston, New Jersey  07039

            Re:   The CIT Group Securitization Corporation III
                  Registration Statement On Form S-3
                  Commission File Number 333-64529

Dear Sirs:

      We have acted as special counsel to you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset backed certificates (the "Certificates") described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement"). Each series of Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit 4.1 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation III will originate the CIT Home Equity Loan Trust (the "Trust"). Certain rights of the holders of the Certificates will be governed by the Pooling and Servicing Agreement.

      We hereby confirm that the statements set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations" together accurately describe the material Federal income tax consequences to holders of the Certificates.


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The CIT Group Securitization Corporation III
March 21, 2003
Page 2

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Considerations" in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Schulte Roth & Zabel LLP